Company Contact: James R. McKnight, Jr. Chief Executive Officer 615-771-7575	Investor Relations: Kerry D. Massey Chief Financial Officer 615-771-7575
Diversicare Announces 2021 First Quarter Results
BRENTWOOD, TN, (May 11, 2021) – Diversicare Healthcare Services, Inc. (OTCQX: DVCR), a premier provider of long-term care services, today announced its results for the first quarter ended March 31, 2021.
First Quarter 2021 Highlights
•Net income from continuing operations was $2.1 million, or $0.33 per share, in the first quarter of 2021, compared to net loss from continuing operations of $0.5 million, or $0.08 per share, in the first quarter of 2020.
•EBITDA for the quarter was $5.8 million, which was a $2.7 million increase over the first quarter of 2020.
•EBITDAR for the quarter was $19.0 million.
See below for a reconciliation of all GAAP and non-GAAP financial results.
CEO Remarks
Commenting on the quarter, Jay McKnight, President and Chief Executive Officer, said, “The Diversicare team of caregivers continues to perform well in what has been the most challenging time in our industry. We have achieved what we believe to be herd immunity in our centers as the instances of COVID-19 have plummeted in our centers since we completed a series of three vaccination clinics in each of our centers in the first quarter. Our active case count today for team members, patients, and residents is near zero. We appreciate the diligence our team has shown in their infection control efforts alongside the patience and understanding of the families and friends of those in our care.”
Mr. McKnight continued, "Our focus as we emerge from the pandemic has been and will continue to be returning to pre-pandemic levels of patients served while providing high quality services to our patients and residents. The entire long-term care industry is facing the challenge to recover and we would not be where we are today financially without the support of our federal and state governments. We are committed to the work being done by our national and state associations to improve the provision of long-term care services as we educate our constituencies about the specific needs of long-term care companies to care for our team members, patients, and residents. Long-term care is a vital sector of the healthcare continuum and needs to be prioritized for investment as we recover from the pandemic.”
COVID-19 Update
During 2020 and the first quarter of 2021, we experienced reduced occupancy at our centers and incurred additional expenses preparing for and responding to the COVID-19 pandemic. During the first quarter of 2021, we incurred $12.0 million of additional healthcare related expenses, inclusive of labor costs and the increased cost of personal protective equipment, testing, food, and certain other supplies. We anticipate that we will continue to incur additional healthcare related expenses and lost revenue arising from the pandemic.
As of March 31, 2021, we have received $51.6 million of Provider Relief Funds. To date, we have recognized $30.3 million of the funds to offset the increased healthcare-related expenses that we have incurred and the lost revenue that resulted from reduced occupancy, of which $10.5 million was recognized during the first quarter of 2021. We have utilized $1.8 million of Provider Relief Funds to finance capital improvements to prevent the spread of COVID-19. The remaining Provider Relief Funds of $19.5 million as of March 31, 2021 were classified as deferred income on our consolidated balance sheet. Additionally, several of our states have temporarily increased Medicaid rates, resulting in $4.1 million of additional patient services revenue during the first quarter of 2021, and certain states provided $0.8 million of other financial assistance to aid us in managing through the pandemic.
The Centers for Disease Control and Prevention (“CDC”) and Centers for Medicare and Medicaid Services (“CMS”) have issued guidance to long-term care facilities to help mitigate the spread of COVID-19, including restrictions on visitation, nonessential workers and communal activities, among other measures. On May 18, 2020, CMS provided “reopening” recommendations for state and local officials to determine the level of mitigation needed to prevent the transmission of

COVID-19 in nursing homes, including criteria for relaxing various restrictions. On March 10, 2021, CMS updated its guidance for visitation in nursing homes to account for the availability of COVID-19 vaccines, further relaxing visitation restrictions while emphasizing the importance of maintaining infection prevention practices. CMS has also announced COVID-19 reporting requirements and focused infection control surveys intended to assess long-term care facility compliance with infection control requirements in connection with the COVID-19 pandemic. CDC guidance includes infection prevention and control practices intended to protect both nursing home residents and healthcare personnel.
Although social contact restrictions have eased across the U.S., some restrictions remain in place, and some states have continued to impose or re-imposed certain restrictions due to increasing rates of COVID-19 cases. CMS has also issued reporting guidelines for our centers to follow. Reporting guidance requires us to notify residents and designated representatives of the occurrence of a single confirmed COVID-19 positive case, any subsequent positive cases, any COVID-19 positive new admission, and/or three or more cases of new onset respiratory symptoms occurring within 72 hours. Our centers remain compliant with regular reporting to the CDC and CMS regarding the number of COVID-19 cases in our centers, patient deaths, and other information. This information is reported in accordance with existing privacy regulations and statutes for the safety and well-being of our residents.
We have taken measures to limit the spread of the virus in our centers, including screening protocols for staff, residents and visitors, and we continue to conduct COVID-19 testing in accordance with CMS guidelines. We are committed to keeping our residents and their designated representatives informed as we continue to navigate COVID-19 in our centers. We will continue to report aggregated COVID-19 data for the company on our website at https://dvcr.com/our-response-to-covid-19/ and provide center specific information on each of our center’s websites.
First Quarter 2021 Results
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended March 31,
	2021	2020
Skilled nursing occupancy	66.1%	76.4%
As a percent of total census:
Medicare census	12.8%	9.0%
Medicaid census	65.2%	68.2%
Managed Care census	6.1%	4.7%
As a percent of total revenues:
Medicare revenues	21.6%	17.2%
Medicaid revenues	44.1%	45.3%
Managed Care revenues	12.1%	10.5%
*Average rate per day:
Medicare	$502.48	$487.01
Medicaid	$181.90	$181.31
Managed Care	$415.72	$391.34

*Excludes COVID-19 stimulus payments

Patient revenues for the first quarter of 2021 were $113.4 million, representing a $6.6 million decrease from the first quarter of 2020. Due to the COVID-19 pandemic, we experienced quarter over quarter decreases in our Medicaid, Private and Hospice average daily census, which resulted in a $14.8 million decrease to patient revenues. The unfavorable impact was mitigated by an increase in our Medicare and Managed Care average daily census, which was due in part to the impact of COVID-19 on our patients and residents and related skilled in place waiver issued by CMS relative to the pandemic and resulted in increased revenue of $6.2 million. Our Medicaid, Medicare, and Managed Care rates increased quarter over quarter, contributing $1.3 million. During the first quarter of 2021, we recognized $4.1 million of Medicaid and Hospice state stimulus funds and $0.8 million of increased revenue from the suspension of sequestration under the provisions of the CARES Act.
Of the $51.6 million of Provider Relief Funds that we have received to date, we recognized $10.5 million of the funds during the first quarter of 2021, which combined with $0.8 million of state Coronavirus relief grant funds, were classified as other operating income in the Company's results of operations. The Provider Relief Funds and state grant funds that we recognized during the quarter were used to offset increased healthcare-related expenses and lost revenues attributable to COVID-19.

Operating expense increased to $96.8 million, or 85.4% of revenue, in the first quarter of 2021 from $94.9 million, or 79.1% of revenue, in the first quarter of 2020. The increase in operating expenses was due to COVID-19 related expenses of $12.0 million, which included increased labor costs, testing and the increased costs of personal protective equipment, food, and infection control supplies. Excluding the increased healthcare-related expenses attributable to COVID-19, we benefited from our cost saving initiatives that favorably impacted certain clinical labor costs and nursing and ancillary costs in addition to decreased health insurance costs.
Lease expense decreased to $13.2 million in 2021 from $13.5 million in 2020, a decrease of $0.3 million, or 1.9%. On December 1, 2020, the Company entered into an agreement with Omega Healthcare Investors to transfer operations of a facility located in Florida to another operator. The agreement effectively amended the Omega Master Lease to remove this center, reduce the annual rent expense, and release the Company from any further obligations arising under the Omega Master Lease with respect to the Florida facility.
Professional liability expense for the first quarter of 2021 was $2.1 million, representing an increase of $0.3 million over the first quarter of 2020. Professional liability expense fluctuates from period to period based on the results of our third-party professional liability actuarial studies, the premium costs of purchased insurance, and the costs incurred in defending and settling existing claims.
General and administrative expense for both the first quarter of 2021 and the first quarter of 2020 was $6.8 million.
Continuing operations reported income before taxes of $2.5 million for the first quarter of 2021 compared to a loss of $0.6 million for the first quarter of 2020. The provision for income taxes was $0.3 million in 2021 compared to a benefit for income taxes of $0.1 million in 2020. The basic and diluted income per common share from continuing operations were $0.33 and $0.32, respectively, for the first quarter of 2021 compared to $0.08 for both basic and diluted loss per common share from continuing operations in the first quarter of 2020.
Conference Call Information
A conference call has been scheduled for Tuesday, May 11, 2021 at 4:00 P.M. Central time (5:00 P.M. Eastern time) to discuss first quarter 2021 results. The conference call information is as follows:

Date:	Tuesday, May 11, 2021
Time:	4:00 P.M. Central, 5:00 P.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	800.379.4140 Access Code: 21993947 The Operator will connect you to Diversicare’s Conference Call.
A replay of the conference call will be accessible two hours after its completion through May 18, 2021, by dialing 800-633-8284 and entering Access Code: 21993947.

FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, the potential adverse effect of the COVID-19 pandemic on the economy, our patients and residents and supply chain, including changes in the occupancy of our centers, increased operation costs in addressing COVID-19, supply chain disruptions and uncertain demand, and the impact of any initiatives or programs that the Company may undertake to address financial and operations challenges faced by its patients served, the duration and severity of the COVID-19 pandemic and the extent and severity of the impact on the Company's patients and residents, actions governments take in response to the COVID-19 pandemic, including the introduction of public health measures and other regulations affecting our centers, and the timing, availability, and adoption of effective medical treatments and vaccines, the impact of the CARES Act, the Paycheck Protection Program and Health Care Enhancement Act, the Consolidated Appropriations Act, 2021 and the American Rescue Plan Act of 2021 and any other COVID-19 relief aid adopted by governments or the implementation or modifications to such acts, including any obligation of the Company to repay any stimulus payments received under such relief aid, perceptions regarding the safety of senior living communities during and after the pandemic, changes in demand for senior living communities and our ability to adapt our sales and marketing efforts to meet the demand, changes in the acuity levels of our new residents, the disproportionate impact of COVID-19 on seniors generally and those residing in our communities, increased regulatory requirements, including unfunded mandatory testing, increased enforcement actions resulting from COVID-19, including those that may limit our collection efforts for delinquent accounts and the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or our response efforts, our ability to successfully integrate the operations of new nursing centers, as well as successfully operate all of our centers, our ability to increase census and occupancy rates at our centers, changes in governmental reimbursement, including the Patient-Driven Payment Model that was implemented in October of 2019, government regulation, the impact of the Affordable Care Act, efforts to repeal or further modify the Affordable Care Act, and other health care reform initiatives, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, our ability to comply with the terms of our master lease agreements, our ability to renew or extend our leases at or prior to the end of the existing lease terms, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, the costs of investing in our business initiatives and development, our ability to control costs, our ability to attract and retain qualified healthcare professionals, changes to our valuation of deferred tax assets, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others.
Diversicare provides long-term care services to patients in 61 nursing centers and 7,250 skilled nursing beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS:
Current Assets
Cash	$32,437	$30,821
Receivables	49,008	53,691
Self-insurance receivables	1,159	1,025
Other current assets	8,646	11,724
Total current assets	91,250	97,261

Property and equipment, net	42,366	43,320
Acquired leasehold interest, net	5,069	5,202
Operating lease right-of-use assets	282,931	290,296
Other assets	3,846	3,773
TOTAL ASSETS	$425,462	$439,852

LIABILITIES AND SHAREHOLDERS' DEFICIT:
Current Liabilities
Current portion of long-term debt and finance lease obligations	$1,677	$1,660
Trade accounts payable	16,955	13,901
Current portion of operating lease liabilities	29,429	28,583
Accrued expenses:
Payroll and employee benefits	14,420	15,393
Self-insurance reserves, current portion	14,126	12,665
Deferred income	19,505	25,900
Other current liabilities	10,485	14,743
Total current liabilities	106,597	112,845
Noncurrent Liabilities
Long-term debt and finance lease obligations, less current portion and deferred financing costs, net	58,225	58,526
Operating lease liabilities, less current portion	266,435	274,155
Self-insurance reserves, less current portion	14,081	15,476
Government settlement accrual	7,000	8,000
Other noncurrent liabilities	2,353	2,155
Total noncurrent liabilities	348,094	358,312

SHAREHOLDERS’ DEFICIT	(29,229)	(31,305)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$425,462	$439,852

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2021	2020
PATIENT REVENUES, NET	$113,360	$119,987
OTHER OPERATING INCOME	11,321	—
OPERATING EXPENSE	96,829	94,859
Facility-level operating income	27,852	25,128

EXPENSES:
Lease and rent expense	13,249	13,512
Professional liability	2,083	1,839
General and administrative	6,765	6,758
Depreciation and amortization	2,295	2,288
Total expenses excluding operating expenses	24,392	24,397
OPERATING INCOME	3,460	731
OTHER INCOME (EXPENSE):
Interest expense, net	(1,022)	(1,460)
Other income	39	115
Total other expense	(983)	(1,345)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,477	(614)
(PROVISION) BENEFIT FOR INCOME TAXES	(343)	104
INCOME (LOSS) FROM CONTINUING OPERATIONS	2,134	(510)
LOSS FROM DISCONTINUED OPERATIONS	(246)	(243)
NET INCOME (LOSS)	$1,888	$(753)

NET INCOME (LOSS) PER COMMON SHARE:
Per common share – basic
Continuing operations	$0.33	$(0.08)
Discontinued operations	(0.04)	(0.04)
	$0.29	$(0.12)
Per common share – diluted
Continuing operations	$0.32	$(0.08)
Discontinued operations	(0.04)	(0.04)
	$0.28	$(0.12)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,573	6,506
Diluted	6,741	6,506

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands and unaudited)

	Three Months Ended March 31,
	2021	2020
NET INCOME (LOSS)	$1,888	$(753)
Discontinued operations	(246)	(243)
Net income (loss) from continuing operations	2,134	(510)
Adjustments to reconcile net income (loss) from continuing operations to cash provided by operating activities:
Depreciation and amortization	2,295	2,288
Provision for self-insured professional liability, net of cash payments	474	173
Amortization of right-of-use assets	6,880	5,663
Stock-based compensation	95	338
Provision for leases in excess of cash payments	485	821
Other	93	517
Changes in assets and liabilities affecting operating activities:
Receivables	4,549	246
Prepaid expenses and other assets	1,136	792
Trade accounts payable and accrued expenses	(1,461)	(2,021)
Deferred income	(6,395)	—
Operating lease liabilities	(6,874)	(5,656)
Cash provided by operating activities of continuing operations	3,411	2,651
Cash used in operating activities of discontinued operations	(246)	(243)
Cash provided by operating activities	3,165	2,408

Cash used in investing activities	(1,513)	(927)

Cash used in financing activities	(36)	(28)

Net increase in cash	1,616	1,453
Cash beginning of period	30,821	2,710
Cash end of period	$32,437	$4,163

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND EBITDAR
(In thousands)

	For Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$1,888	$1,661	$2,799	$1,452	$(753)
Loss from discontinued operations, net of tax	246	367	374	387	243
Income tax provision (benefit)	343	(818)	209	182	(104)
Interest expense	1,022	1,167	1,172	1,209	1,460
Depreciation and amortization	2,295	2,406	2,098	2,278	2,288
EBITDA	5,794	4,783	6,652	5,508	3,134

EBITDA adjustments:
Debt retirement costs (a)	—	247	—	—	—
Adjusted EBITDA	$5,794	$5,030	$6,652	$5,508	$3,134

Lease expense (b)	$13,249	$13,441	$13,524	$13,523	$13,512

(a)	Represents non-recurring debt retirement costs related to the amendment of our debt agreements in October 2020.
(b)	As management, we evaluate EBITDA exclusive of lease expense, or EBITDAR, as a financial valuation metric. For the three month period ended March 31, 2021 EBITDAR is calculated below.

EBITDA	$5,794
Lease expense	$13,249
EBITDAR	$19,043

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. AND SUBSIDIARIES COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders	$1,888	$1,661	$2,799	$1,452	$(753)
Adjustments:
Debt retirement costs (a)	—	247	—	—	—
Discontinued operations, net of tax	246	367	374	387	243
Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders	$2,134	$2,275	$3,173	$1,839	$(510)

Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders
Basic	$0.33	$0.34	$0.48	$0.28	$(0.08)
Diluted	$0.32	$0.33	$0.48	$0.28	$(0.08)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,573	6,655	6,577	6,649	6,506
Diluted	6,741	6,804	6,626	6,704	6,506

(a)	Represents non-recurring debt retirement costs related to the amendment of our debt agreements in October 2020.

We have included certain financial performance and valuation measures in this press release, including EBITDA, Adjusted EBITDA, EBITDAR, and Adjusted Net income (loss), which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss from discontinued operations, interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for debt retirement costs. We define EBITDAR as EBITDA adjusted for rent expense. We define Adjusted Net income (loss) as Net income (loss) adjusted for debt retirement costs and loss from discontinued operations.
Our measurements of EBITDA, Adjusted EBITDA, EBITDAR, and Adjusted Net income (loss) may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, and Adjusted Net income (loss) in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Our presentation of EBITDA, Adjusted EBITDA, and Adjusted Net income (loss) should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.
We have included EBITDAR in this press release because we believe that such information is used by certain investors as a measure of the Company’s valuation. We believe that EBITDAR is an important financial valuation measure that is commonly used by our management, research analysts, investors, lenders and financial institutions, to compare the enterprise value of different companies in the healthcare industry, without regard to differences in capital structures and leasing arrangements. EBITDAR is a financial valuation measure and is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. As such, our presentation of EBITDAR, should not be construed as a financial performance measure.

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended March 31, 2021
	As of March 31, 2021			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds Note (4)	Available Nursing Beds Note (4)	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	2,385	2,318	1,771	74.3%	76.4%	12.6%	$42.9	$476.02	$191.60
Kansas	464	464	307	66.2%	66.2%	16.7%	6.7	506.29	179.03
Mississippi	1,039	1,004	753	72.5%	75.0%	14.7%	17.6	470.97	196.23
Missouri	339	339	213	62.7%	62.7%	7.4%	3.8	568.46	144.87
Ohio	403	393	287	71.3%	73.1%	12.4%	7.6	567.08	192.93
Tennessee	775	709	507	65.5%	71.6%	19.1%	13.7	489.16	209.96
Texas	1,845	1,662	954	51.6%	57.3%	8.2%	21.1	593.80	148.61
Total	7,250	6,889	4,792	66.1%	69.6%	12.8%	$113.4	$502.48	$181.90

Note 1:	The Tennessee region includes one nursing center in Indiana.
Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living, independent living, and personal care beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:
These Medicare and Medicaid revenue rates include room and board revenues, but do not include any ancillary revenues related to these patients nor the Medicaid related stimulus of $3.8 million, state Coronavirus relief grants of $0.8 million and Medicare related stimulus of $10.5 recognized during the three months ended March 31, 2021.

Note 4:	The Licensed and Available Nursing Bed counts above include only licensed and available SNF beds.

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